UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

23 Broad Street
Westerly, Rhode Island	02891
(Address of Principal Executive Offices)	(Zip Code)

(401) 348-1200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.
On May 10, 2016, the Corporation filed Articles of Amendment to the Articles of Incorporation of the Corporation (the “Articles of Amendment”) with the Secretary of State of the State of Rhode Island to increase the number of authorized shares of common stock of the Corporation, par value $0.0625 per share (“Common Stock”), from 30,000,000 to 60,000,000. The Articles of Amendment, which were effective upon filing, are included as Exhibit 3.1 hereto and are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.

The Corporation’s Annual Meeting of Shareholders was held on May 10, 2015. On the record date of March 14, 2016, there were 17,023,451 shares issued, outstanding and eligible to vote, of which 14,576,124 shares, or 85.6%, were represented at the Annual Meeting either in person or by proxy.

The results of matters voted upon are presented below:

1.
Four directors, nominated by the Board of Directors, were elected to hold office as directors of the Corporation, each to serve until the 2019 Annual Meeting and until their successors are duly elected and qualified:

	Term	Votes For	Votes Withheld	Broker Non-votes
Edward O. Handy, III	3 years	11,575,597	306,466	2,694,061
Barry G. Hittner, Esq.	3 years	11,235,237	646,827	2,694,061
Katherine W. Hoxsie, CPA	3 years	11,032,774	849,289	2,694,061
Kathleen E. McKeough	3 years	11,240,382	641,681	2,694,061

2.	The amendment to Article FOURTH of the Corporation's Restated Articles of Incorporation, as amended, to increase the number of common stock authorized for issuance from 30,000,000 to 60,000,000.

Votes For	Votes Against	Abstentions	Broker Non-votes
11,772,702	2,788,995	14,422	—

3.	The ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-votes
14,215,453	348,920	11,750	—

4.	A non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
11,435,099	352,250	94,710	2,694,065

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Title
3.1	Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
(Registrant)
Date: May 11, 2016	By:	/s/ David V. Devault
David V. Devault
Vice Chair, Secretary and Chief Financial Officer